FORM OF
                             ARTICLES SUPPLEMENTARY
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                      INVESCO COUNSELOR SERIES FUNDS, INC.



      INVESCO Counselor Series Funds, Inc., a corporation organized and existing under the Corporations and Associations Law of the State of Maryland (the "Company"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: By unanimous consent effective as of February 5, 2001, the board of directors of the Company voted to add two new funds to the Company. The two new funds are the INVESCO Advantage Global Health Sciences Fund and the INVESCO Advantage Technology/Telecommunications Fund (collectively, the "New Funds"). The Company has authorized six hundred million (600,000,000) shares of Common Stock to be allocated to each of the New Funds (200 million shares to Class A, 200 million shares to Class B, and 200 million shares to Class C).

      SECOND: Prior to this article, the aggregate number of shares which the Company had the authority to issue was two billion (2,000,000,000) shares, with a par value of one cent ($0.01) per share of all authorized shares, having an aggregate par value of twenty million dollars ($20,000,000,000). Pursuant to the power granted to the board of directors, Article III, Section 1 of the Articles of Incorporation of the Company is hereby supplemented as follows:


                                   ARTICLE III
                                   -----------

                                 CAPITALIZATION
                                 --------------

         SECTION 1. The aggregate number of shares of stock of all series that the Company shall have the authority to issue is four billion (4,000,000,000) shares of Common Stock, having a par value of one cent ($0.01) per share of all authorized shares, having an aggregate par value of value of forty million dollars ($40,000,000.00). Such stock may be issued as full shares or as fractional shares.

         In the exercise of the powers granted to the board of directors pursuant to the Section 3 of this Article III, the board of directors designates four series of shares of Common Stock of the Company, with three classes of shares of Common Stock for each series, designated as follows:

         FUND NAME & CLASS                                  ALLOCATED SHARES
         -----------------                                  ----------------
INVESCO Advantage Fund-Class A                  Two hundred million shares (200,000,000)
INVESCO Advantage Fund-Class B                  Two hundred million shares (200,000,000)
INVESCO Advantage Fund-Class C                  Two hundred million shares (200,000,000)
INVESCO Global Growth Fund-Class A              Two hundred million shares (200,000,000)
INVESCO Global Growth Fund-Class B              Two hundred million shares (200,000,000)
INVESCO Global Growth Fund-Class C              Two hundred million shares (200,000,000)
INVESCO Advantage Global Health
        Sciences Fund-Class A                   Two hundred million shares (200,000,000)
INVESCO Advantage Global Health
        Sciences Fund-Class B                   Two hundred million shares (200,000,000)
INVESCO Advantage Global Health
        Sciences Fund-Class C                   Two hundred million shares (200,000,000)
INVESCO Advantage Technology/
        Telecommunications Fund-Class A         Two hundred million shares (200,000,000)
INVESCO Advantage Technology/
        Telecommunications Fund-Class B         Two hundred million shares (200,000,000)
INVESCO Advantage Technology/
        Telecommunications Fund-Class-C         Two hundred million shares (200,000,000)

        Unless otherwise prohibited by law, so long as the Company is registered as an open-end investment company under the Investment Company Act of 1940, as amended, the total number of shares that the Company is authorized to issue may be increased or decreased by the board of directors in accordance with the applicable provisions of the Maryland Corporations and Associations Law.

        THIRD: Shares of each class have been duly authorized and classified by the board of Directors pursuant to authority and power contained in the Articles of Incorporation of the Company. The information required by Section 2.208.1, subsection (a) of the Corporations and Associations Law of Maryland was not changed by these Articles Supplementary.

        FOURTH: The provisions set forth in these Articles Supplementary were approved by a majority of the entire board of directors of the Company, in accordance with Section 2-105, subsection (c) of the Corporations and Associations Law of Maryland.

        The undersigned President of the Company, who is executing on behalf of the Company these Articles Supplementary, of which this paragraph is a part, hereby acknowledges, in the name and on behalf of the Company, the foregoing Articles Supplementary to be the corporate act of the Company and further verifies under oath that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under the penalties of perjury.

       IN WITNESS WHEREOF, INVESCO Counselor Series Funds, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its President and Witnessed by its Secretary on this ____ day of May, 2001.

       These Articles Supplementary shall be effective upon acceptance by the Maryland State Department of Assessments and Taxation.

                                        INVESCO COUNSELOR SERIES FUNDS, INC.



                                        By: /s/ Mark H. Williamson
                                        -----------------------------
                                        Mark H. Williamson, President



[SEAL]

WITNESSED:

By: /s/ Glen A. Payne
------------------------
Glen A. Payne, Secretary